Form N-SAR

Sub Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Reports to Shareholders, filed on Form N-CSR on December 29, 2008, accession number 0000950134-08-022809 (File No. 2-34393).